EXECUTION VERSION 1246224.03A-CHISR02A - MSW PLEDGE AND SECURITY AGREEMENT THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of March 8, 2024, by and among the Grantors (as defined below) and U.S. Bank Trust Company, National Association (“U.S. Bank”), in its capacity as collateral agent for the Secured Notes Secured Parties (in such capacity, the “Notes Collateral Agent”). PRELIMINARY STATEMENT Reference is hereby made to that certain Indenture dated as of March 8, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among New Fortress Energy Inc., a Delaware corporation (the “Issuer”), the subsidiary guarantors from time to time parties thereto and U.S. Bank, as trustee and Notes Collateral Agent. Each Grantor will obtain benefits from the transactions contemplated by the Indenture. ACCORDINGLY, the parties hereto agree as follows: DEFINITIONS SECTION 1.01. Terms Defined in Indenture. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. SECTION 1.02. Terms Defined in UCC. Terms defined in the UCC (as defined below) that are not otherwise defined in this Security Agreement are used herein as defined in Articles 8 or 9 of the UCC, as the context may require (including as if such terms were capitalized in Article 8 or 9 of the UCC, as the context may require, the following terms: “Account,” “Account Debtor,” “Chattel Paper,” “Clearing Corporation,” “Commercial Tort Claim,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixture,” “General Intangible,” “Goods,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of- Credit Right,” “Security Entitlement,” “Securities Intermediary,” “Supporting Obligation,” “Tangible Chattel Paper” and “Transmitting Utility”). SECTION 1.03. Definitions of Certain Terms Used Herein. As used in this Security Agreement, the following terms shall have the following meanings: “Additional Parties” means any Successor Company that becomes a party hereto pursuant to Section 7.10 hereof and the Indenture. “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced. “Collateral” has the meaning set forth in Section 2.01(a). “Common Representative” has the meaning set forth in the Equal Priority Intercreditor Agreement. “Contract Rights” means all rights of any Grantor under any Contract, including (a) any and all rights to receive and demand payments under such Contract, (b) any and all rights to receive

-2- 1246224.03A-CHISR02A - MSW and compel performance under such Contract and (c) any and all other rights, interests and claims now existing or in the future arising in connection with such Contract. “Contracts” means all contracts between any Grantor and one or more additional parties (including any Hedge Agreement, any licensing agreement and any partnership agreement, joint venture agreement and/or limited liability company agreement). “Control” has the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9- 104, 9-105, 9-106 or 9-107 of Article 9 of the UCC. “Controlling Authorized Representative” has the meaning set forth in the Equal Priority Intercreditor Agreement. “Copyright” means the following: (a) all copyrights, rights and interests in works protectable by copyright whether published or unpublished and whether registered or unregistered, including copyright registrations and copyright applications (including all copyrights embodied in Software); (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing anywhere in the world. “Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of any Grantor under any such agreement. “Cumulative Perfection Certificate” means the perfection certificate, dated as of the date hereof, delivered by each Grantor party to the Indenture on the Issue Date, and any perfection certificate delivered pursuant to Sections 4.15 or 4.17 of the Indenture. “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Domain Name” means Internet domain names and associated uniform resource locator addresses. “Equal Priority Intercreditor Agreement” means that certain Equal Priority Intercreditor Agreement, dated as of April 12, 2021, among U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as 2025 Notes Collateral Agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as 2026 Notes Collateral Agent, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Initial Common Representative, any Credit Facility Agent from time to time party thereto, each Additional Common Representative from time to time party thereto, and each additional Authorized Representative from time to time party thereto, and acknowledged by each Grantor (as the same may be amended, restated, renewed, replaced or otherwise modified from time to time).

-3- 1246224.03A-CHISR02A - MSW “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced. “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that, subject to the Equal Priority Intercreditor Agreement, such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien (excluding any Permitted Lien that is expressly subordinated or otherwise required to be junior to such Lien). “Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, ministry, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with the U.S., a foreign government or any political subdivision thereof, including any supra-national bodies (such as the European Union or the European Central Bank). “Grantors” means the Issuer, the Subsidiary Parties, each entity identified as a “Grantor” on the signature pages hereto and the Additional Parties from time to time party hereto. “Indenture” has the meaning set forth in the preliminary statement. “Intellectual Property Collateral” means, collectively, all Copyrights, Patents, Trademarks, Trade Secrets, Domain Names, Licenses and Software. “Intellectual Property Security Agreement” means an Intellectual Property Security Agreement substantially in the form of Exhibit B to this Security Agreement. “Issuer” has the meaning set forth in the preliminary statement. “Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing. “Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements, whether as licensor or licensee, in (i) Patents, (ii) Copyrights, (iii) Trademarks, (iv) Trade Secrets, (v) Designs or (vi) Software, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof and (c) all rights to sue for past, present, and future breaches thereof. “Material Adverse Effect” means a circumstance or condition that has or would reasonably be expected to materially and adversely affect (a) the business, results of operations or financial condition, in each case, of the Issuer and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies of the Notes Collateral Agent and the Holders under the applicable Notes Documents or (c) the ability of the Issuer and the other Grantors (taken as a whole) to perform their payment obligations under the Notes Documents. “Mexican Grantor” means any Grantor owning Pledged Stock of any Mexican Subsidiary Parties; and “Mexican Grantors” means all such Grantors, collectively. “Mexican Parties” means all Mexican Grantors and all Mexican Subsidiary Parties.

-4- 1246224.03A-CHISR02A - MSW “Mexican Security Agreements” means: (x) the Mexican Equity Interests Pledge Agreements executed from time to time to pledge the Equity Interests of the Mexican Subsidiary Parties in favor of the Notes Collateral Agent or any Common Representative, as applicable, (y) the Mexican Assets Pledge Agreement executed from time to time between the Mexican Subsidiary Parties in favor of the Notes Collateral Agent or any Common Representative, as applicable, and (z) any other security or guarantee agreements executed from time to time by the Mexican Grantors and/or the Mexican Subsidiary Parties under the laws of Mexico, together with all amendments, restatements, supplements and other modifications to any of the foregoing. “Mexican Subsidiary Parties” means any Subsidiary Party organized or incorporated under the laws of Mexico. “Money” has the meaning set forth in Article 1 of the UCC. “Notes Collateral Agent” has the meaning set forth in the preamble. “Notes Documents” means the Notes, the Indenture, this Security Agreement, any other Security Documents and any Intercreditor Agreements. “Patent” means the following: (a) any and all patents and patent applications; (b) all inventions or designs described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing anywhere in the world. “Perfection Requirements” means (a) the filing of appropriate financing statements with the office of the Secretary of State or other appropriate office in the state of organization or other location under Section 9-307 of the UCC of such Grantor, (b) the filing of appropriate assignments or notices with the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, with respect to registered (and applied for) Patents, Trademarks, Copyrights and exclusive Copyright Licenses (except to the extent any of the foregoing are included in the definition of Excluded Assets), (c) the proper recording or filing, as applicable, of Mortgages and fixture filings (to the extent necessary) with respect to any Material Real Estate Asset (except to the extent expressly not required to be Collateral pursuant to the terms thereof or any Excluded Asset), in each case in favor of the Notes Collateral Agent for the benefit of the Secured Notes Secured Parties, (d) subject to the Equal Priority Intercreditor Agreement, delivery to the Controlling Authorized Representative or, if no such Controlling Authorized Representative exists, then to the Notes Collateral Agent, of any stock certificate or promissory note required to be delivered pursuant to the applicable Notes Documents, together with instruments of transfer executed in blank, (e) the proper recording or filing, as applicable, of Ship Mortgages with respect to tankers or other marine vessels (to the extent required pursuant to Section 4.17 of the Indenture) in favor of the Notes Collateral Agent for the benefit of the Secured Notes Secured Parties and (f) in the case of a Grantor that is not a Domestic Subsidiary (and its Capital Stock) the other actions required by the Security Documents. “Permits” means all licenses, permits, rights, orders, variances, franchises or authorizations of or from any Governmental Authority or agency.

-5- 1246224.03A-CHISR02A - MSW “Pledged Collateral” means all Pledged Stock, including all Stock Rights, all stock (or equivalent) certificates, options or rights of any nature whatsoever in respect of the Pledged Stock that may be issued or granted to, or held by, any Grantor, and all Instruments, Securities and other Investment Property owned by any Grantor, whether or not physically delivered to the Notes Collateral Agent pursuant to this Security Agreement, in each case whether now owned or hereafter acquired by such Grantor and any and all Proceeds thereof. “Pledged Stock” means, with respect to any Grantor, the Capital Stock owned by such Grantor, including, as of the Issue Date, the Capital Stock described in Schedule 9 to the Cumulative Perfection Certificate as held by such Grantor, together with any other Capital Stock as are hereafter acquired by such Grantor but excluding the Excluded Assets. “Proceeds” has the meaning assigned in Article 9 of the UCC and, in any event, shall also include but not be limited to (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Notes Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any and all Stock Rights and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral. “Receivables” means any Account, Chattel Paper, Document, Investment Property, Instrument and/or General Intangible, in each case, that is a right or claim to receive money and is included as Collateral (whether or not earned by performance). “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced. “Securities” means any stock, shares, units, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement. “Security Agreement” has the meaning set forth in the preamble. “Software” means computer programs, object code, source code and supporting documentation, including, without limitation, “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York and computer programs that may be construed as included in the definition of “goods” in the UCC as in effect on the date hereof in the State of New York. “Stock Rights” means all dividends, cash, options, warrants, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting

-6- 1246224.03A-CHISR02A - MSW Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock. “Subsidiary Parties” means (a) the subsidiaries of the Issuer party hereto on the Issue Date and (b) each Subsidiary that becomes a party to this Security Agreement after the date hereof in accordance with Section 7.10 hereof and the Indenture. “Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the Requirements of Law of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements, dilutions or violations thereof; (d) all rights to sue for past, present, and future infringements, dilutions or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing anywhere in the world. “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies. “United States” or “U.S.” means the United States of America. Applicable provisions in Section 1.04 of the Indenture, but, for the avoidance of doubt, excluding Sections 1.04(i) and (j), are incorporated by reference herein as if such Section were set forth herein in its entirety, mutatis mutandis. GRANT OF SECURITY INTEREST SECTION 2.01. Grant of Security Interest. (a) As security for the prompt and complete payment or performance, as the case may be, in full of the Secured Notes Obligations, each Grantor hereby pledges, collaterally assigns, mortgages, transfers and grants to the Notes Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Notes Secured Parties, a continuing security interest in all of its right in, and title and interest to and under, all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor, and regardless of where located (all of which are collectively referred to as the “Collateral”): (i) all Accounts; (ii) all Chattel Paper (including all Tangible Chattel Paper and all Electronic Chattel Paper); (iii) all Intellectual Property Collateral;

-7- 1246224.03A-CHISR02A - MSW (iv) all Documents; (v) all Equipment; (vi) all Fixtures; (vii) all General Intangibles; (viii) all Goods; (ix) all Instruments; (x) all Inventory; (xi) all Investment Property, Pledged Stock and other Pledged Collateral; (xii) all letters of credit and Letter-of-Credit Rights; (xiii) all Security Entitlements in any or all of the foregoing; (xiv) all Commercial Tort Claims described on Schedule 12 to the Cumulative Perfection Certificate (including any supplements to such Schedule 12 delivered pursuant to Section 4.04); (xv) all Permits; (xvi) all Contracts, together with all Contract Rights arising thereunder; (xvii) all Supporting Obligations; and (xviii) all accessions to, substitutions and replacements for and Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. (b) Notwithstanding the foregoing, the term “Collateral” (and any component definition thereof) shall not include any Excluded Asset. Notwithstanding anything to the contrary contained herein, if any personal property or asset of a Grantor constitutes an Excluded Asset at any time and thereafter such property or asset ceases to constitute an Excluded Asset (whether as a result of the ineffectiveness, lapse or termination of any restriction or condition set forth in the definition of “Excluded Assets” in the Indenture or otherwise), then, if such property or asset would constitute Collateral under any of clauses (i) through (xviii) of Section 2.01(a), immediately upon such cessation the Collateral shall include, and the relevant Grantor shall be deemed to have automatically granted a security interest in, all such property or asset previously constituting an Excluded Asset, as if such property or asset had never been an Excluded Asset. For the avoidance of doubt, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

-8- 1246224.03A-CHISR02A - MSW REPRESENTATIONS AND WARRANTIES The Grantors, jointly and severally, represent and warrant to the Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties, that: SECTION 3.01. Title, Perfection and Priority; Filing Collateral. (a) This Security Agreement creates a legal, valid and, subject to the Legal Reservations, enforceable Lien on all of the Collateral in favor of the Notes Collateral Agent for the benefit of itself and the other Secured Notes Secured Parties and, upon the satisfaction of the applicable Perfection Requirements subject, as of the Issue Date, to the terms of Section 4.01, such Liens constitute perfected First Priority Liens on the Collateral securing the Secured Notes Obligations, to the extent perfection may be accomplished by the taking of the actions described in the Perfection Requirements. (b) Each Grantor (i) is the owner of all of its Collateral free and clear from any Lien or other right, title or interest of any Person (other than a Permitted Lien and/or any such other right, title or interest that is permitted or not prohibited by the terms of the Indenture) or (ii) has the power to transfer rights in the Collateral to the Notes Collateral Agent. SECTION 3.02. Intellectual Property. Upon (i) filing of appropriate financing statements with the Secretary of State (or equivalent office) of the state of organization of such Grantor or other location under Section 9-307 of the UCC of such Grantor and the filing of the Intellectual Property Security Agreements with the United States Patent and Trademark Office and (ii) filing of the Intellectual Property Security Agreements with the United States Copyright Office, as applicable, the Notes Collateral Agent shall have a fully perfected First Priority Lien on the Collateral consisting of United States issued, registered or applied for Patents, Trademarks and Copyrights and exclusive Copyright Licenses, as applicable, under the UCC and the laws of the United States for the benefit of the Secured Notes Secured Parties, and such perfected security interests shall be enforceable as such as against any and all creditors of and purchasers from the Grantors, subject to the Legal Reservations. No Grantor shall be required to complete any filings or take any other action with respect to the perfection of the security interests created hereby in Intellectual Property Collateral in any jurisdiction outside of the United States. SECTION 3.03. Pledged Stock. (i) All Pledged Stock has been duly authorized and validly issued (to the extent such concepts are relevant with respect to such Pledged Stock) by the issuer thereof and is fully paid and non-assessable, (ii) as of the date of the most recently delivered Cumulative Perfection Certificate, each Grantor is the direct owner, beneficially and of record, of the Pledged Stock described in Schedule 9 to such Cumulative Perfection Certificate as held by such Grantor and (iii) as of the date of the most recently delivered Cumulative Perfection Certificate, each Grantor holds the Pledged Stock described in Schedule 9 to such Cumulative Perfection Certificate as held by such Grantor free and clear of all Liens (other than Permitted Liens). SECTION 3.04. Perfection Certificate. The Cumulative Perfection Certificate has been duly prepared, completed and executed and the certifications set forth therein are true and correct in all material respects as of the date thereof. COVENANTS From the date hereof, and thereafter until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) shall have been paid in full:

-9- 1246224.03A-CHISR02A - MSW SECTION 4.01. General. (a) Authorization to File Financing Statements; Ratification. Each Grantor hereby (i) authorizes the Notes Collateral Agent to file (A) all financing statements (including Transmitting Utility filings) and amendments thereto with respect to the Collateral naming such Grantor as debtor and the Notes Collateral Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction and (B) filings with the United States Patent and Trademark Office and the United States Copyright Office (including any Intellectual Property Security Agreement executed by the relevant Grantor) as may be necessary or advisable for the purpose of perfecting, enforcing, maintaining or protecting the Lien of the Notes Collateral Agent in United States issued, registered and applied for Patents, Trademarks and Copyrights and exclusive Copyright Licenses contained in the Collateral and naming such Grantor as debtor and the Notes Collateral Agent as secured party and, (ii) subject to the terms of the Notes Documents (including the limitations set forth in Section 12.07 of the Indenture) agrees to take such other actions, in each case described under clause (i) above, as may from time to time be necessary and/or reasonably requested by the Notes Collateral Agent (and authorizes the Notes Collateral Agent to take any such other actions, consistent with and limited to the Perfection Requirements, which it has no obligation to take) in order to establish and maintain a First Priority, valid, enforceable (subject to the Legal Reservations) and perfected security interest in and subject, in the case of Pledged Collateral, to Section 4.02 hereof and Section 12.07 of the Indenture, Control of, the Collateral, including filing, with written notice to the Notes Collateral Agent, all UCC continuation statements or amendments as may be required by Article 9 of the UCC of each applicable jurisdiction to continue the perfection of the security interest created, or intended to be created, by this Agreement in the Collateral as a perfected security interest. Each Grantor shall pay any applicable filing fees, recordation fees and related reasonable expenses relating to its Collateral in accordance with Section 12.01 of the Indenture. Any financing statement (including Transmitting Utility filings) filed by the Grantors may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable Grantor now existing or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. Each Grantor agrees to furnish any such information to the Notes Collateral Agent promptly upon request. (b) Further Assurances. Subject to the Equal Priority Intercreditor Agreement, each Grantor agrees, at its own expense, to take any and all actions reasonably necessary to defend title to the Collateral against all Persons (other than Persons holding Permitted Liens on such Collateral that have priority over the Notes Collateral Agent’s Lien) and to defend the security interest of the Notes Collateral Agent in the Collateral and the priority thereof against any Lien that is not a Permitted Lien. Notwithstanding the foregoing, each Grantor may to the extent permitted by the Indenture, as part of its ordinary course of business substantially consistent with past practice, grant licenses to third parties to use Intellectual Property Collateral owned, licensed or developed by a Grantor; for the purposes of this Security Agreement, such licensing activity shall not constitute a Lien on such Intellectual Property Collateral. The Notes Collateral Agent and each other Secured Notes Secured Party understands that any such license may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Notes Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto. SECTION 4.02. Pledged Collateral. (a) Delivery of Certificated Securities, Tangible Chattel Paper, Instruments and Documents. Subject to the terms of the Equal Priority Intercreditor Agreement, each Grantor will (i) with respect to any

-10- 1246224.03A-CHISR02A - MSW certificated Securities (other than Securities issued by Foreign Subsidiaries) representing or evidencing Pledged Collateral and Tangible Chattel Paper and Instruments described in clause (2) below, held by the Grantors on the Issue Date, subject to the Equal Priority Intercreditor Agreement and Sections 12.01 and 12.07 of the Indenture, deliver to the Controlling Authorized Representative or, if no such Controlling Authorized Representative exists, then to Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties such certificated Securities, Tangible Chattel Paper and Instruments on the Issue Date (or such longer period as the Notes Collateral Agent may reasonably agree), accompanied by undated instruments of transfer or assignment duly executed in blank and (ii) after the Issue Date, hold in trust for the Notes Collateral Agent upon receipt and (x) if the event giving rise to the obligation under this Section 4.02(a) occurs during the first three fiscal quarters of any fiscal year of the Issuer, on or before the date on which financial statements are required to be delivered pursuant to Section 4.03(a) of the Indenture for the fiscal quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.02(a) occurs during the fourth fiscal quarter of any fiscal year of the Issuer, on or before the date that is 60 days after the end of such fiscal quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Notes Collateral Agent may reasonably agree), subject to the Equal Priority Intercreditor Agreement, deliver to the Controlling Authorized Representative or, if no such Controlling Authorized Representative exists, then to the Notes Collateral Agent, for the benefit of the Secured Notes Secured Parties any (1) certificated Securities representing or evidencing Pledged Collateral and (2) Tangible Chattel Paper and Instruments, (A) in each case under this clause (2), having an outstanding balance in excess of $40,000,000, and (B) in each case under clauses (1) and (2) above, constituting Collateral received after the date hereof, accompanied by undated instruments of transfer or assignment duly executed in blank. (b) Uncertificated Securities and Pledged Collateral. With respect to any partnership interest or limited liability company interest or any other Capital Stock owned by any Grantor which is required to be pledged to the Notes Collateral Agent pursuant to the terms hereof (other than a partnership interest or limited liability company interest held by a Clearing Corporation, Securities Intermediary or other financial intermediary of any kind) or any other Capital Stock which is not represented by a certificate, such Grantor shall not permit any issuer of such partnership interest, limited liability company interest or any other Capital Stock to (i) enter into any agreement with any Person, other than the Notes Collateral Agent or any holder of a Permitted Lien to the extent such Permitted Lien has priority over the Notes Collateral Agent’s Lien, whereby such issuer effectively delivers “control” of such partnership interest, limited liability company interest or other Capital Stock (as applicable) under the UCC to such Person or (ii) allow such partnership interest, limited liability company interest or any other Capital Stock that is not already a Security to become a Security unless such Grantor complies with the procedures set forth in Section 4.02(a) within the time period prescribed therein. (c) Registration in Nominee Name; Denominations. Subject to the Equal Priority Intercreditor Agreement, the Notes Collateral Agent, on behalf of the Secured Notes Secured Parties, shall hold certificated Pledged Collateral required to be delivered to the Notes Collateral Agent under Section 4.02(a) in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent, but at any time when an Event of Default exists and is continuing and upon at least three (3) Business Days’ prior written notice to the Issuer, the Notes Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). At any time when an Event of Default exists, the Notes Collateral Agent shall have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement. (d) Exercise of Rights in Pledged Collateral. It is agreed that: (i) without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged

-11- 1246224.03A-CHISR02A - MSW Collateral for any purpose that does not violate this Security Agreement, the Indenture or any other Notes Document; (ii) each Grantor will permit the Notes Collateral Agent or its nominee at any time when an Event of Default exists and is continuing to exercise the rights and remedies provided under Section 5.01(a)(iv) (subject to the notice requirements set forth therein and applicable Requirements of Law); and (iii) subject to Section 5.01(a)(iv), each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral; provided that any non-cash dividends or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, to the extent constituting Collateral, be and become part of the Pledged Collateral, and, if received by any Grantor, subject to the Equal Priority Intercreditor Agreement, shall be delivered to the Controlling Authorized Representative or, if no such Controlling Authorized Representative exists, then to the Notes Collateral Agent, as and to the extent required by Section 4.02(a). (e) Return of Pledged Collateral. Subject to the terms of the Equal Priority Intercreditor Agreement, so long as no Event of Default then exists, the Notes Collateral Agent shall promptly deliver to the applicable Grantor (without recourse and without any representation or warranty) any Pledged Collateral in its possession if requested to be delivered to the issuer or holder thereof in connection with any action or transaction that is permitted or not restricted by the Indenture in accordance with Sections 12.02 and 12.08 of the Indenture. SECTION 4.03. Intellectual Property. (a) At any time when an Event of Default exists and is continuing and upon the written request of the Notes Collateral Agent, each Grantor will (i) use its commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Notes Collateral Agent of any License held by such Grantor in the U.S. to enable the Notes Collateral Agent to enforce the security interests granted hereunder and (ii) to the extent required pursuant to any material License in the U.S. under which such Grantor is the licensee, deliver to the licensor thereunder any notice of the grant of security interest hereunder or such other notices required to be delivered thereunder in order to permit the security interest created or permitted to be created hereunder pursuant to the terms of such License. (b) Each Grantor shall notify the Notes Collateral Agent promptly if it knows or reasonably expects that any application for or registration of any Patent, Trademark, Domain Name, or Copyright (now or hereafter existing) may become abandoned or dedicated to the public, or of any determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, except for routine office actions issued in the normal course of prosecution) abandoning such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same, except, in each case, to the extent the same is permitted or not restricted by the Indenture or where the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

-12- 1246224.03A-CHISR02A - MSW (c) In the event that any Grantor files an application for the registration of any Patent, Trademark (for the avoidance of doubt, excluding any “intent to use” trademark applications) or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, acquires any such application or registration by purchase or assignment or acquires an exclusive Copyright License, in each case, after the Issue Date (and other than as a result of an application that is then subject to an Intellectual Property Security Agreement becoming registered), it shall (x) if the event giving rise to the obligation under this Section 4.03(c) occurs during the first three fiscal quarters of any fiscal year of the Issuer, on or before the date on which financial statements are required to be delivered pursuant to Section 4.03(a) of the Indenture for the fiscal quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.03(c) occurs during the fourth fiscal quarter of any fiscal year of the Issuer, on or before the date that is 60 days after the end of such fiscal quarter (or, in each of the cases of clauses (x) and (y) above, such longer period as the Notes Collateral Agent may reasonably agree) notify the Notes Collateral Agent and, promptly execute and deliver to the Notes Collateral Agent, at such Grantor’s sole cost and expense, any Intellectual Property Security Agreement, as applicable, or other instrument as may be required by applicable law or as the Notes Collateral Agent may reasonably request and require to evidence the Notes Collateral Agent’s security interest in such applied for or registered Patent, Trademark or Copyright (or application therefor) or exclusive Copyright License, and the General Intangibles of such Grantor relating thereto or represented thereby. (d) Each Grantor shall take all actions necessary or reasonably requested by the Notes Collateral Agent to (i) maintain and pursue each application and to obtain and maintain the registration of each Patent, Trademark, Domain Name and Copyright included in the Collateral (now or hereafter existing), including by filing applications for renewal, affidavits of use, affidavits of incontestability and, if consistent with good business judgment, by initiating opposition, interference and cancellation proceedings against third parties, (ii) maintain and protect the secrecy or confidentiality of its material Trade Secrets and (iii) otherwise protect and preserve such Grantor’s rights in, and the validity or enforceability of, its Intellectual Property Collateral, in each case except where failure to do so (A) could not reasonably be expected to result in a Material Adverse Effect, or (B) is otherwise permitted under the Indenture. (e) Each Grantor shall promptly notify the Notes Collateral Agent of any material infringement or misappropriation of such Grantor’s Patents, Trademarks, Copyrights or Trade Secrets of which it becomes aware and shall take such actions as are commercially reasonable and appropriate under the circumstances to protect such Patent, Trademark, Copyright or Trade Secret, except where such infringement, misappropriation or dilution could not reasonably be expected to cause a Material Adverse Effect. SECTION 4.04. Commercial Tort Claims. After the Issue Date, (x) if the event giving rise to the obligation under this Section 4.04 occurs during the first three fiscal quarters of any fiscal year of the Issuer, on or before the date on which financial statements are required to be delivered pursuant to Section 4.03(a) of the Indenture for the fiscal quarter in which the relevant event occurred or (y) if the event giving rise to the obligation under this Section 4.04 occurs during the fourth fiscal quarter of any fiscal year of the Issuer, on or before the date that is 60 days after the end of such fiscal quarter (or, in each of the cases of clauses (x) and (y), such longer period as the Notes Collateral Agent may reasonably agree) each relevant Grantor shall notify the Notes Collateral Agent of any Commercial Tort Claim with an individual value (as reasonably estimated by the Issuer) in excess of $40,000,000 acquired by it, together with an update to Schedule 12 to the Cumulative Perfection Certificate containing a summary description thereof, and such Commercial Tort Claim (and the Proceeds thereof) shall automatically constitute Collateral, all upon the terms of this Security Agreement. SECTION 4.05. Insurance. Except to the extent otherwise permitted to be retained by any Grantor or applied by any Grantor pursuant to the terms of the Notes Documents, the Notes Collateral

-13- 1246224.03A-CHISR02A - MSW Agent shall, at the time when an Event of Default exists and is continuing and any proceeds of any insurance are distributed to the Secured Notes Secured Parties, apply such proceeds in accordance with Section 5.04. SECTION 4.06. Grantors Remain Liable. (a) Each Grantor (rather than the Notes Collateral Agent or any Secured Notes Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under any Contract relating to the Collateral, all in accordance with the terms and conditions thereof. Neither the Notes Collateral Agent nor any other Secured Notes Secured Party shall have any obligation or liability under any Contract by reason of or arising out of this Security Agreement or the receipt by the Notes Collateral Agent or any other Secured Notes Secured Party of any payment relating to such Contract pursuant hereto, nor shall the Notes Collateral Agent or any other Secured Notes Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or sufficiency of any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times. (b) Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it, and the liability of such Grantor to pay the Secured Notes Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor. (c) Notwithstanding anything herein to the contrary, each Grantor (rather than the Notes Collateral Agent or any Secured Notes Secured Party) shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Notes Collateral Agent nor any other Secured Notes Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Notes Collateral Agent or any other Secured Notes Secured Party of any payment relating to such Account pursuant hereto, nor shall the Notes Collateral Agent or any other Secured Notes Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times. REMEDIES SECTION 5.01. Remedies. (a) Each Grantor agrees that, at any time when an Event of Default exists and is continuing (and upon at least three (3) Business Days’ prior written notice to the Issuer in the case of any exercise of rights and remedies with respect to Collateral), the Notes Collateral Agent may exercise any or all of the following rights and remedies (in addition to the rights and remedies existing under applicable Requirements of Law): (i) the rights and remedies provided in this Security Agreement, the Indenture, or any other Notes Document (for the avoidance of doubt, this Section 5.01(a)(i) shall not limit or impair

-14- 1246224.03A-CHISR02A - MSW the exercise of any such rights and remedies with respect to matters not involving Collateral that are available under the Notes Documents whether or not an Event of Default has occurred); (ii) the rights and remedies available to a secured party under the UCC or under any other applicable Requirements of Law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement; (iii) enter the premises of any Grantor where any Collateral is located (through self- help and without judicial process) and to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at one or more public or private sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Notes Collateral Agent may deem commercially reasonable and each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; (iv) transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise the voting and all other rights as a holder with respect thereto (whereupon the voting and other rights of such Grantor described in Section 4.02(d)(i) above shall immediately cease such that the Notes Collateral Agent shall have the sole right to exercise such voting and other rights while the relevant Event of Default exists and is continuing), to collect and receive all cash dividends, interest, principal and other distributions made thereon (it being understood that all Stock Rights received by any Grantor while the relevant Event of Default exists and is continuing shall be received in trust for the benefit of the Notes Collateral Agent and forthwith paid over to the Notes Collateral Agent in the same form as so received (with any necessary endorsements)) and to otherwise act with respect to the Pledged Collateral as though the Notes Collateral Agent was the outright owner thereof; and (v) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Notes Collateral Agent at any reasonable place or places designated by the Notes Collateral Agent, in which event such Grantor shall at its own expense: (1) forthwith cause the same to be moved to the place or places so designated by the Notes Collateral Agent and there delivered to the Notes Collateral Agent; (2) store and keep any Collateral so delivered to the Notes Collateral Agent at such place or places pending further action by the Notes Collateral Agent; and (3) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition. (b) Each Grantor acknowledges and agrees that compliance by the Notes Collateral Agent, on behalf of the Secured Notes Secured Parties, with any applicable state or federal Requirements of Law and the Notes Documents in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

-15- 1246224.03A-CHISR02A - MSW (c) The Notes Collateral Agent shall have the right in any public sale and, to the extent permitted by applicable Requirements of Law, in any private sale, to purchase for the benefit of the Notes Collateral Agent and the Secured Notes Secured Parties, all or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases. (d) Until the Notes Collateral Agent is able to effect a sale, lease, transfer or other disposition of any Collateral under this Section 5.01, the Notes Collateral Agent shall have the right to hold or use such Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving such Collateral or the value of such Collateral, or for any other purpose deemed reasonably appropriate by the Notes Collateral Agent. At any time when an Event of Default exists and is continuing, the Notes Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Notes Collateral Agent’s remedies (for the benefit of the Notes Collateral Agent and Secured Notes Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. (e) Notwithstanding the foregoing, the Notes Collateral Agent shall not be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Notes Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Notes Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral. (f) Each Grantor recognizes that the Notes Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Notes Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of any Pledged Collateral to register such securities for public sale under the Securities Act, as amended, or under applicable state securities Requirements of Law, even if any Grantor and the issuer would agree to do so. (g) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.01 shall be subject to the terms of the Equal Priority Intercreditor Agreement and any Junior Priority Intercreditor Agreement. SECTION 5.02. Grantors’ Obligations Upon Default. Upon three (3) Business Days’ prior written notice to the Grantor from the Notes Collateral Agent, at any time when an Event of Default exists and is continuing, each Grantor will: (a) at its own cost and expense (i) assemble and make available to the Notes Collateral Agent, the Collateral and all books and records relating thereto at any place or places reasonably specified by the Notes Collateral Agent, whether at such Grantor’s premises or elsewhere, (ii) deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Notes Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor) and (iii) if the Notes Collateral Agent so directs, legend in a form and manner reasonably satisfactory to the Notes Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts

-16- 1246224.03A-CHISR02A - MSW and Contracts have been assigned to the Notes Collateral Agent and that the Notes Collateral Agent has a security interest therein; and (b) permit the Notes Collateral Agent and/or its representatives and/or agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy. SECTION 5.03. Intellectual Property Remedies. (a) For the purpose of enabling the Notes Collateral Agent to exercise the rights and remedies under this Article 5 at any time when an Event of Default exists and is continuing and at such time as the Notes Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Notes Collateral Agent a power of attorney to sign any document which may be required by the United States Patent and Trademark Office, the United States Copyright Office, domain name registrar or similar registrar in order to effect an absolute assignment of all right, title and interest in each registered Patent, Trademark, Domain Name and Copyright and exclusive Copyright License included in the Collateral and each application for any such registration, and record the same. At any time when an Event of Default exists and is continuing, the Notes Collateral Agent may (i) declare the entire right, title and interest of such Grantor in and to each item of Intellectual Property Collateral to be vested in the Notes Collateral Agent for the benefit of the Secured Notes Secured Parties, in which event such right, title and interest shall immediately vest in the Notes Collateral Agent for the benefit of the Secured Notes Secured Parties, and the Notes Collateral Agent shall be entitled to exercise the power of attorney referred to in this Section 5.03 to execute, cause to be acknowledged and notarized and record such absolute assignment with the applicable agency or registrar; (ii) sell any Grantor’s Inventory directly to any Person, including, without limitation, Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Notes Collateral Agent’s rights under this Security Agreement and subject to any restrictions contained in applicable third-party licenses entered into by such Grantor, sell Inventory which bears any Trademark or Copyright owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property Collateral owned by or licensed to any Grantor, and the Notes Collateral Agent may finish any work in process and affix any relevant Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using any Intellectual Property Collateral in any manner whatsoever, directly or indirectly; and (iv) assign or sell any Patent, Trademark, Copyright, Domain Name, and/or Trade Secret included in the Collateral, as well as the goodwill of such Grantor’s business symbolized by any such Trademark and the right to carry on the business and use the assets of such Grantor in connection with which any such Trademark or Domain Name has been used. (b) Each Grantor hereby grants to the Notes Collateral Agent an irrevocable (until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full), nonexclusive, royalty-free (or any other payment obligation), worldwide license to its right to use, license or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and (to the extent not prohibited by any applicable license and subject to any Grantor’s security policies and obligations of confidentiality) to all computer software and programs used for compilation or printout thereof; provided, however, that nothing in this Section 5.03(b) shall require a Grantor to grant any license that (i) is prohibited by any rule of law, statute or regulation or (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under,

-17- 1246224.03A-CHISR02A - MSW any license or similar agreement giving rise to a right to use or theretofore granted with respect to such property, which, in the case of this clause (ii), (w) exists on the Issue Date, (x) if such agreement was entered into by a Grantor acquired after the Issue Date, exists at the time such Grantor is acquired and which agreement was not entered into in contemplation of such acquisition or (y) if such agreement was entered into by any Grantor after the Issue Date, is entered into as part of the Grantor’s ordinary course of business substantially consistent with past practice, and natural evolutions thereof; provided, further, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of the license granted to the Notes Collateral Agent pursuant to the preceding sentence may be exercised, at the option of the Notes Collateral Agent, only when an Event of Default exists and is continuing; provided that any license, sublicense or other transaction entered into by the Notes Collateral Agent in accordance with this Section 5.03(b) shall be binding upon each Grantor notwithstanding any subsequent cure of the relevant Event of Default. SECTION 5.04. Application of Proceeds. (a) Subject to the terms of any Intercreditor Agreement, the Notes Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization of any Collateral, as well as any Collateral consisting of Cash, as set forth in Section 6.13 of the Indenture. (b) Except as otherwise provided herein or in any other Notes Document, the Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, money or balance in accordance with this Security Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), a receipt by the Notes Collateral Agent or of the officer making the sale of such proceeds, moneys or balances shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Notes Obligations. ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY SECTION 6.01. Account Verification. The Notes Collateral Agent may at any time and from time to time when an Event of Default exists and is continuing and, upon at least three (3) Business Days’ prior written notice to the Issuer, in the Notes Collateral Agent’s own name, in the name of a nominee of the Notes Collateral Agent, or in the name of any Grantor, communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of such Grantor, parties to Contracts with such Grantor and obligors in respect of Instruments of such Grantor to verify with such Persons, to the Notes Collateral Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Contracts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that constitute Collateral. SECTION 6.02. Authorization for the Notes Collateral Agent to Take Certain Action. (a) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) as its true and lawful attorney in fact (i) at any time and from time to time in its sole discretion to execute (to the extent necessary under the Requirements of Law of the applicable jurisdiction) on behalf of such Grantor as debtor and to file financing statements (including Transmitting Utility filings) and Intellectual Property

-18- 1246224.03A-CHISR02A - MSW Security Agreements necessary or desirable in the Notes Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Notes Collateral Agent’s security interest in the Collateral; (ii) at any time when an Event of Default exists and is continuing in the sole discretion of the Notes Collateral Agent (in the name of such Grantor or otherwise) and upon at least three (3) Business Days’ prior written notice to the Issuer (A) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Notes Collateral Agent to the Secured Notes Obligations as provided herein or in the Indenture or any other Notes Document, subject to the terms of any Intercreditor Agreement, (B) to demand payment or enforce payment of any Receivable constituting Collateral in the name of the Notes Collateral Agent or such Grantor and to endorse any check, draft and/or any other instrument for the payment of money relating to any such Receivable, (C) to sign such Grantor’s name on any invoice or bill of lading relating to any Receivable constituting Collateral, any draft against any Account Debtor of such Grantor, and/or any assignment and/or verification of any such Receivable, (D) to exercise all of any Grantor’s rights and remedies with respect to the collection of any Receivable constituting Collateral and any other Collateral, (E) to settle, adjust, compromise, extend or renew any Receivable constituting Collateral, (F) to settle, adjust or compromise any legal proceedings brought to collect any Receivable constituting Collateral, (G) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (H) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any Receivable constituting Collateral, (I) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for Permitted Liens), (J) to make, settle and adjust claims in respect of Collateral under policies of insurance and endorse the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and (K) to obtain or maintain the policies of insurance covering the Collateral with respect to such risks and in such amounts as are customarily obtained by similar businesses or to pay any premium in whole or in part relating thereto; and (iii) to do all other acts and things or institute any proceedings which the Notes Collateral Agent may reasonably deem to be necessary or advisable (pursuant to this Security Agreement and the other Notes Documents and in accordance with applicable law) to carry out the terms of this Security Agreement and to protect the interests of the Secured Notes Secured Parties; and, when and to the extent required pursuant to Section 12.08(bb) of the Indenture, such Grantor agrees to reimburse the Notes Collateral Agent for any payment made in connection with this Section 6.02(a) or any expense (including attorneys’ fees, court costs and expenses) and other changes related thereto incurred by the Notes Collateral Agent in connection with any of the foregoing (it being understood that any such sums shall constitute additional Secured Notes Obligations); provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Indenture. (b) All acts of such attorney or designee are hereby ratified and approved by each Grantor. The powers conferred on the Notes Collateral Agent, for the benefit of the Notes Collateral Agent and Secured Notes Secured Parties, under this Section 6.02 are solely to protect the Notes Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Notes Collateral Agent or any Secured Notes Secured Party to exercise any such powers. SECTION 6.03. PROXY. EACH GRANTOR HEREBY IRREVOCABLY (UNTIL THE SECURED NOTES OBLIGATIONS (OTHER THAN CONTINGENT INDEMNIFICATION OBLIGATIONS FOR WHICH NO CLAIM OR DEMAND HAS BEEN MADE) ARE PAID IN FULL) CONSTITUTES AND APPOINTS THE NOTES COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (SUBJECT TO AND AS SET FORTH IN SECTION 6.02) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE NOTES COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A

-19- 1246224.03A-CHISR02A - MSW HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE IMMEDIATELY AND EXERCISABLE AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), IN EACH CASE ONLY WHEN AN EVENT OF DEFAULT EXISTS AND IS CONTINUING AND UPON AT LEAST THREE (3) BUSINESS DAYS’ PRIOR WRITTEN NOTICE TO THE ISSUER. SECTION 6.04. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE NOTES COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE 6 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE SECURED NOTES OBLIGATIONS (OTHER THAN CONTINGENT INDEMNIFICATION OBLIGATIONS FOR WHICH NO CLAIM OR DEMAND HAS BEEN MADE) ARE PAID IN FULL. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE NOTES COLLATERAL AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON- APPEALABLE DECISION SUBJECT TO SECTION 7.20; PROVIDED, THAT THE FOREGOING EXCEPTION SHALL NOT BE CONSTRUED TO OBLIGATE THE NOTES COLLATERAL AGENT TO TAKE OR REFRAIN FROM TAKING ANY ACTION WITH RESPECT TO THE COLLATERAL. GENERAL PROVISIONS SECTION 7.01. Waivers. To the maximum extent permitted by applicable Requirements of Law, each Grantor hereby waives notice of the time and place of any judicial hearing in connection with the Notes Collateral Agent’s taking possession of the Collateral or of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies. To the extent such notice may not be waived under applicable Requirements of Law, any notice made shall be deemed reasonable if sent to any Grantor, addressed as set forth in Article 8, at least 10 days prior to (a) the date of any such public sale or (b) the time after which any such private disposition may be made. To the maximum extent permitted by applicable Requirements of Law, each Grantor waives all claims, damages, and demands against the Notes Collateral Agent arising out of the repossession, retention or sale of the Collateral, except those arising out of the gross negligence or willful misconduct of the Notes Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Notes Collateral Agent, any valuation, stay (other than an automatic stay under any applicable Debtor Relief Law), appraisal, extension, moratorium, redemption or similar law and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest, any notice (to the maximum extent permitted by applicable Requirements of Law) of any

-20- 1246224.03A-CHISR02A - MSW kind or all other requirements as to the time, place and terms of sale in connection with this Security Agreement or any Collateral. SECTION 7.02. Limitation on Notes Collateral Agent’s Duty with Respect to the Collateral. The Notes Collateral Agent shall not have any obligation to clean or otherwise prepare the Collateral for sale. The Notes Collateral Agent shall use reasonable care with respect to the Collateral in its possession; provided that the Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Notes Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Notes Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable Requirements of Law impose duties on the Notes Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Notes Collateral Agent (a) to elect not to incur expenses to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) to elect not to obtain third-party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third-party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to elect not to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Notes Collateral Agent against risks of loss in connection with any collection or disposition of Collateral or to provide to the Notes Collateral Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Notes Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Notes Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.02 is to provide non-exhaustive indications of what actions or omissions by the Notes Collateral Agent would be commercially reasonable in the Notes Collateral Agent’s exercise of remedies with respect to the Collateral and that other actions or omissions by the Notes Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.02. Without limitation upon the foregoing, nothing contained in this Section 7.02 shall be construed to grant any rights to any Grantor or to impose any duties on the Notes Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.02. SECTION 7.03. [Reserved]. SECTION 7.04. Notes Collateral Agent Performance of Debtor Obligations. Without having any obligation to do so, the Notes Collateral Agent may, at any time when an Event of Default exists and is continuing and upon prior written notice to the Issuer, perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and which obligation is due and unpaid and not being contested by such Grantor in good faith, and such Grantor shall reimburse the Notes Collateral

-21- 1246224.03A-CHISR02A - MSW Agent for any amounts paid by the Notes Collateral Agent pursuant to this Section 7.04 as a Secured Notes Obligation payable in accordance with Section 12.08(bb) of the Indenture. SECTION 7.05. No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Notes Collateral Agent to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Grantors and the Notes Collateral Agent with the concurrence or at the direction of the Holders to the extent required under Sections 9.01 and 9.02 of the Indenture and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or afforded by law shall be cumulative and all shall be available to the Notes Collateral Agent until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full. SECTION 7.06. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all of the provisions of this Security Agreement are intended to be subject to all applicable mandatory Requirements of Law that may be controlling and to be limited to the extent necessary so that such provisions do not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. To the extent permitted by applicable Requirements of Law, any provision of this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 7.07. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the security interests granted hereunder and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Secured Notes Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Notes Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any Lien on any Collateral, or any release or amendment or waiver of or consent under or departure from any guaranty, securing or guaranteeing all or any of the Secured Notes Obligations, (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor, (e) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Security Agreement or any other Notes Document or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Notes Obligations or this Security Agreement (other than a termination of any Lien contemplated by Section 7.12 or the repayment of the Secured Notes Obligations in full). SECTION 7.08. Benefit of Security Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Notes Collateral Agent and the Secured Notes Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement). No sale of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Notes Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Notes Collateral Agent hereunder for the benefit of the Notes Collateral Agent and the Secured Notes Secured Parties.

-22- 1246224.03A-CHISR02A - MSW SECTION 7.09. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full. SECTION 7.10. Additional Grantors. Upon the execution and delivery by any Subsidiary or Successor Company of an instrument in the form of Exhibit A in accordance with the Indenture, such Person shall become a Subsidiary Party or Additional Party, as applicable, hereunder with the same force and effect as if such Person was originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or any other Person. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement. SECTION 7.11. Headings. The titles of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement. SECTION 7.12. Termination or Release. (a) This Security Agreement shall continue in effect until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full, and the Liens granted hereunder shall automatically be released in the circumstances and to the extent described in Section 12.02 of the Indenture. (b) In connection with any termination or release pursuant to Section 7.12(a), the Notes Collateral Agent shall promptly execute (if applicable) and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence and/or effectuate such termination or release. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Notes Collateral Agent or any Secured Notes Secured Party. The Issuer shall reimburse the Notes Collateral Agent for all costs and expenses, including any fees and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 pursuant to and to the extent required by Section 12.08(bb) of the Indenture. (c) The Notes Collateral Agent shall have no liability whatsoever to any other Secured Notes Secured Party as the result of any release of Collateral by it in accordance with (or which the Notes Collateral Agent in good faith believes to be in accordance with) the terms of this Section 7.12. (d) At any time that a Grantor desires that the Notes Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to Section 7.12(a), upon request by the Notes Collateral Agent, such Grantor shall deliver to the Notes Collateral Agent a certificate signed by a Responsible Officer of such Grantor (or the Issuer on behalf of such Grantor) stating that the release of the respective Collateral is permitted pursuant to such Section 7.12(a) and the terms of the Indenture. At any time that any Grantor desires that a Restricted Subsidiary of such Grantor be released hereunder, it shall deliver to the Notes Collateral Agent a certificate signed by a Responsible Officer of such Grantor (or the Issuer on behalf of such Grantor) stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 7.12(a) and the terms of the Indenture. SECTION 7.13. Entire Agreement. This Security Agreement, together with the other Notes Documents (including any Intercreditor Agreements), embodies the entire agreement and understanding between each Grantor and the Notes Collateral Agent relating to the Collateral and supersedes all prior

-23- 1246224.03A-CHISR02A - MSW agreements and understandings between any Grantor and the Notes Collateral Agent relating to the Collateral. SECTION 7.14. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECURITY AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 7.15. CONSENT TO JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND AGREES THAT ALL CLAIMS, CONTROVERSIES OR DISPUTES IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. NOTHING IN THIS SECURITY AGREEMENT SHALL AFFECT ANY RIGHT THAT THE NOTES COLLATERAL AGENT OR ANY SECURED NOTES SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ENFORCEMENT ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT, INCLUDING ANY SUCH ACTION OR PROCEEDING IN CONNECTION WITH THE EXERCISE OF REMEDIES WITH RESPECT TO COLLATERAL, AGAINST THE GRANTORS OR THEIR PROPERTY IN THE COURTS OF ANY JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT. (b) TO THE EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 13.01 OF THE INDENTURE. EACH PARTY TO THIS SECURITY AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY

-24- 1246224.03A-CHISR02A - MSW PARTY TO THIS SECURITY AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW. SECTION 7.16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.16. SECTION 7.17. Indemnity. Each Grantor hereby agrees to indemnify each of the Notes Collateral Agent or any predecessor Notes Collateral Agent and their respective officers, agents, directors and employees, as, and to the extent, set forth in Section 7.06 of the Indenture. SECTION 7.18. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by email as a “.pdf” or “.tif” attachment or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement. SECTION 7.19. INTERCREDITOR AGREEMENTS GOVERN. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE NOTES COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED NOTES SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY INTERCREDITOR AGREEMENTS. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT (INCLUDING THE EQUAL PRIORITY INTERCREDITOR AGREEMENT) AND THIS SECURITY AGREEMENT WITH RESPECT TO THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED HEREUNDER AND THE EXERCISE OF ANY RIGHTS OR REMEDIES WITH RESPECT TO THE COLLATERAL, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. Any obligation of any Grantor in this Agreement that requires (or any representation or warranty hereunder to the extent that it would have the effect of requiring) delivery of Collateral to, or the possession or Control of Collateral with the Notes Collateral Agent shall be deemed complied with and satisfied (or, in the case of any representation or warranty hereunder, shall be deemed to be true) if such delivery of Collateral is made to, or such possession or Control of Collateral is with, the Controlling Authorized Representative (as such term is defined in the Equal Priority Intercreditor Agreement) acting as bailee for perfection on behalf of the Notes Collateral Agent in accordance with the Equal Priority Intercreditor Agreement. SECTION 7.20. Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, none of the Grantors or Secured Notes Secured Parties shall assert, and each hereby waives, any claim

-25- 1246224.03A-CHISR02A - MSW against each other or any Related Person thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement or any agreement or instrument contemplated hereby, except, in the case of any claim by any of the Notes Collateral Agent or any predecessor Notes Collateral Agent and their respective officers, agents, directors and employees against any of the Grantors, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 7.17. SECTION 7.21. Mortgages and Ship Mortgages. In the case of (i) a conflict between this Security Agreement and any Mortgage with respect to any Material Real Estate Asset that is also subject to a valid and enforceable Lien under the terms of such Mortgage (including Fixtures), the terms of such Mortgage shall govern, and (ii) a conflict between this Security Agreement and any Ship Mortgage with respect to any tanker or other marine vessel that is also subject to a valid and enforceable Lien under the terms of such Ship Mortgage, the terms of such Ship Mortgage shall govern. SECTION 7.22. Successors and Assigns. Whenever in this Security Agreement any party hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent in this Security Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Except in a transaction expressly permitted under the Indenture, no Grantor may assign any of its rights or obligations hereunder without the written consent of the Notes Collateral Agent. SECTION 7.23. Survival of Agreement. Without limiting any provision of the Indenture or Section 7.17 hereof, all covenants, agreements, indemnities, representations and warranties made by the Grantors in the Notes Documents and in the certificates or other instruments delivered in connection with or pursuant to this Security Agreement or any other Notes Document shall be considered to have been relied upon by the Secured Notes Secured Parties and shall survive the execution and delivery of the Notes Documents and the issuance of any Notes, regardless of any investigation made by any such Secured Notes Secured Party or on its behalf and notwithstanding that the Notes Collateral Agent or any Secured Notes Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect until the Secured Notes Obligations (other than contingent indemnification obligations for which no claim or demand has been made) are paid in full, or with respect to any individual Grantor until such Grantor is otherwise released from its obligations under this Security Agreement in accordance with the terms hereof. SECTION 7.24. Mexican Security Agreements. Notwithstanding anything to the contrary contained herein, the Mexican Parties will grant to the Notes Collateral Agent and/or the applicable Common Representative, as the case may be, and their respective successors and permitted assigns, for the benefit of the Secured Notes Secured Parties, on the terms of and pursuant to the Mexican Security Agreements, a continuing security interest in all of its right in, and title and interest to and under all of the Pledged Assets and/or Pledged Equity Interests (to be defined in the Mexican Security Agreements). Any such Collateral owned by the Mexican Parties and secured under the Mexican Security Agreements, shall be secured exclusively under such Mexican Security Agreements. NOTICES SECTION 8.01. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be delivered in accordance with Section 13.01 of the Indenture (it being understood and agreed that references in such Section to “herein,” “hereunder” and other similar terms shall be deemed to be references to this Security Agreement).

-26- 1246224.03A-CHISR02A - MSW SECTION 8.02. Change in Address for Notices. Each of the Grantors, the Notes Collateral Agent and the Secured Notes Secured Parties may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties. THE NOTES COLLATERAL AGENT U.S. Bank has been appointed Notes Collateral Agent for the Holders hereunder pursuant to Article 12 of the Indenture. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Notes Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Holders to the Notes Collateral Agent pursuant to the Indenture, and that the Notes Collateral Agent has agreed to act (and any successor Notes Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article 12. Any successor Notes Collateral Agent appointed pursuant to Article 12 of the Indenture shall be entitled to all the rights, interests and benefits of the Notes Collateral Agent hereunder. All of the rights, protections and immunities granted to the Notes Collateral Agent under the Indenture shall be applicable to the Notes Collateral Agent under this Security Agreement as if fully set forth herein. By accepting the benefits of this Security Agreement and any other Notes Document, each Secured Notes Secured Party expressly acknowledges and agrees that this Security Agreement and each other Notes Document may be enforced only by the action of the Notes Collateral Agent, and that such Secured Notes Secured Party shall not have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Notes Collateral Agent for the benefit of the Secured Notes Secured Parties upon the terms of this Security Agreement and the other Notes Documents. [SIGNATURE PAGES FOLLOW]

[Signature Page to Pledge and Security Agreement] IN WITNESS WHEREOF, each Grantor and the Notes Collateral Agent have executed this Security Agreement as of the date first above written. GRANTORS: NEW FORTRESS ENERGY INC. By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer NEW FORTRESS INTERMEDIATE LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer NFE ATLANTIC HOLDINGS LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Pledge and Security Agreement] AMERICAN ENERGY LOGISTICS SOLUTIONS LLC AMERICAN LNG MARKETING LLC ATLANTIC ENERGY HOLDINGS LLC BRADFORD COUNTY DEVELOPMENT HOLDINGS LLC BRADFORD COUNTY GPF HOLDINGS LLC BRADFORD COUNTY GPF PARTNERS LLC BRADFORD COUNTY POWER HOLDINGS LLC BRADFORD COUNTY POWER PARTNERS LLC BRADFORD COUNTY TRANSPORT HOLDINGS LLC BRADFORD COUNTY TRANSPORT PARTNERS LLC ISLAND LNG LLC LA DEVELOPMENT HOLDINGS LLC LA REAL ESTATE HOLDINGS LLC LA REAL ESTATE PARTNERS LLC LNG HOLDINGS (FLORIDA) LLC LNG HOLDINGS LLC NEW FORTRESS ENERGY MARKETING LLC NEW FORTRESS ENERGY HOLDINGS LLC NFE ANDROMEDA CHARTERING LLC NFE ANGOLA HOLDINGS LLC NFE BCS HOLDINGS (A) LLC NFE BCS HOLDINGS (B) LLC NFE EQUIPMENT HOLDINGS LLC NFE EQUIPMENT PARTNERS LLC NFE GHANA HOLDINGS LLC NFE GHANA PARTNERS LLC NFE GLOBAL SHIPPING LLC NFE GRAND SHIPPING LLC NFE HONDURAS HOLDINGS LLC NFE INTERNATIONAL LLC NFE INTERNATIONAL SHIPPING LLC NFE ISO HOLDINGS LLC NFE ISO PARTNERS LLC NFE JAMAICA GP LLC NFE LOGISTICS HOLDINGS LLC NFE MANAGEMENT LLC NFE NICARAGUA DEVELOPMENT PARTNERS LLC NFE NICARAGUA HOLDINGS LLC NFE NORTH TRADING LLC NFE PLANT DEVELOPMENT HOLDINGS LLC NFE SOUTH POWER HOLDINGS LLC NFE SUB LLC NFE TRANSPORT HOLDINGS LLC NFE TRANSPORT PARTNERS LLC NFE US HOLDINGS LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Pledge and Security Agreement] PA DEVELOPMENT HOLDINGS LLC PA REAL ESTATE HOLDINGS LLC PA REAL ESTATE PARTNERS LLC TICO DEVELOPMENT PARTNERS HOLDINGS LLC TICO DEVELOPMENT PARTNERS LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Pledge and Security Agreement] ATLANTIC DISTRIBUTION HOLDINGS SRL ATLANTIC POWER HOLDINGS SRL ATLANTIC ENERGY INFRASTRUCTURE HOLDINGS SRL ATLANTIC PIPELINE HOLDINGS SRL ATLANTIC TERMINAL INFRASTRUCTURE HOLDINGS SRL By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Manager ATLANTIC POWER HOLDINGS LIMITED NFE BERMUDA HOLDINGS LIMITED NFE INTERNATIONAL HOLDINGS LIMITED* NFE NORTH HOLDINGS LIMITED NFE SOUTH HOLDINGS LIMITED By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Director *organized under Bermuda law NFE SHANNON HOLDINGS LIMITED By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Director NFE NORTH DISTRIBUTION LIMITED NFE NORTH HOLDINGS LIMITED NFE NORTH TRANSPORT LIMITED NFE SOUTH HOLDINGS LIMITED NFE SOUTH POWER TRADING LIMITED By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Director AMAUNET, S. DE R.L. DE C.V. NFENERGIA MEXICO, S. DE R.L. DE C.V. NFENERGIA GN DE BCS, S. DE R.L. DE C.V. NFE PACIFICO LAP, S. DE R.L. DE C.V. NFE BCS MEXICO HOLDINGS, S. DE R.L. DE C.V. By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Legal Representative

[Signature Page to Pledge and Security Agreement] NFENERGÍA LLC SOLUCIONES DE ENERGIA LIMPIA PR LLC NFE POWER PR LLC ENCANTO EAST LLC ENCANTO WEST LLC ENCANTO POWER WEST LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Authorized Signatory NFE MEXICO HOLDINGS S. À R.L. NFE MEXICO HOLDINGS PARENT S. À R.L. By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Authorized Signatory NFE NICARAGUA DEVELOPMENT PARTNERS LLC, SUCURSAL NICARAGUA By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer NFE GLOBAL HOLDINGS LIMITED NFE INTERNATIONAL HOLDINGS LIMITED* NFE MEXICO POWER HOLDINGS LIMITED NFE MEXICO TERMINAL HOLDINGS LIMITED NFE UK HOLDINGS LIMITED By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Director *incorporated under the laws of England and Wales NFE GP LLC By: /s/Christopher Guinta______________________ Name: Christopher S. Guinta Title: Chief Financial Officer

[Signature Page to Pledge and Security Agreement] COLLATERAL AGENT: U.S. Bank Trust Company, National Association, as the Notes Collateral Agent By: /s/Brandon Bonfig Name: Brandon Bonfig Title: Vice President

Annex I 1246224.03A-CHISR02A - MSW EXHIBIT A [FORM OF] SECURITY AGREEMENT SUPPLEMENT A. SUPPLEMENT NO. [●] dated as of [●] (this “Supplement”), to the Pledge and Security Agreement, dated as of March 8, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among New Fortress Energy Inc., a Delaware corporation (the “Issuer”), the Subsidiary Parties from time to time party thereto, the Additional Parties from time to time party thereto (the foregoing, collectively, the “Grantors”) and U.S. Bank Trust Company, National Association (“U.S. Bank”), in its capacity as collateral agent for the Secured Notes Secured Parties (in such capacity, the “Notes Collateral Agent”). B. Reference is made to that certain Indenture dated as of March 8, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the subsidiary guarantors from time to time parties thereto and U.S. Bank, as trustee and Notes Collateral Agent. C. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture or the Security Agreement, as applicable. D. Section 7.10 of the Security Agreement and Section 4.15 of the Indenture provide that additional parties may become Subsidiary Parties or Additional Parties under the Security Agreement by executing and delivering an instrument in the form of this Supplement. [The] [Each of the] undersigned ([each a] [the] “New Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a [Subsidiary Party] [Additional Party] under the Security Agreement to secure the Secured Notes Obligations, including its obligations under the Note Guarantees. Accordingly, the Notes Collateral Agent and [the] [each] New Grantor agree as follows: SECTION 1. In accordance with Section 7.10 of the Security Agreement, [the] [each] New Grantor by its signature below becomes a [Subsidiary Party] [Additional Party] and a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and [the] [each] New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a [Subsidiary Party] [Additional Party] and Grantor thereunder and (b) makes the representations and warranties applicable to it as a Grantor under the Security Agreement[, subject to Schedule A hereto,] on and as of the date hereof. In furtherance of the foregoing, [the] [each] New Grantor, as security for the payment and performance in full of the Secured Notes Obligations, does hereby create and grant to the Notes Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Notes Secured Parties, their successors and permitted assigns, a security interest in and Lien on all of such New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of such New Grantor. Each reference to a “Grantor” and [“Subsidiary Party”] [“Additional Party”] in the Security Agreement shall be deemed to include [the] [each] New Grantor. The Security Agreement is hereby incorporated herein by reference. [The][Each] New Grantor hereby authorizes the Notes Collateral Agent to file all financing statements and amendments thereto with respect to the Collateral naming the New Grantor as debtor and the Notes Collateral Agent as secured party, in form appropriate for filing under the UCC of the relevant jurisdiction. Without limiting the generality of the foregoing, any financing statement filed by [the] [each] New Grantor may be filed in any filing office in any applicable UCC jurisdiction and may (i) indicate the Collateral (A) as all assets of the applicable New Grantor now existing or hereafter acquired or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of

A-2 1246224.03A-CHISR02A - MSW Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in the Security Agreement and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment. SECTION 2. [The] [Each] New Grantor represents and warrants to the Notes Collateral Agent and the other Secured Notes Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Legal Reservations. SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Notes Collateral Agent shall have received a counterpart of this Supplement that bears the signature of [the] [each] New Grantor and the Notes Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Supplement. SECTION 4. Attached hereto as Annex I is a duly prepared, completed and executed perfection certificate with respect to [the] [each] New Grantor, and [the] [each] New Grantor hereby represents and warrants that the information set forth therein is correct and complete in all material respects as of the date hereof. SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect. SECTION 6. THIS SUPPLEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 7. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7. SECTION 8. In case any one or more of the provisions contained in this Supplement is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be

A-3 1246224.03A-CHISR02A - MSW affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). Each of the Issuer and the Notes Collateral Agent shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. SECTION 9. All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement. SECTION 10. [The] [Each] New Grantor agrees to reimburse the Notes Collateral Agent for its expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel in accordance with [Section 12.08(bb)] of the Indenture. [Signature pages follow]

A-4 1246224.03A-CHISR02A - MSW IN WITNESS WHEREOF, [each] [the] New Grantor and the Notes Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written. [NAME OF NEW GRANTOR] By: Name: Title:

A-5 1246224.03A-CHISR02A - MSW U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Notes Collateral Agent By: Name: Title:

Annex I 1246224.03A-CHISR02A - MSW ANNEX I PERFECTION CERTIFICATE [See attached.]

A-1 1246224.03A-CHISR02A - MSW [SCHEDULE A CERTAIN EXCEPTIONS]

B-1 1246224.03A-CHISR02A - MSW EXHIBIT B1 [FORM OF] INTELLECTUAL PROPERTY SECURITY AGREEMENT [PATENT/TRADEMARK/COPYRIGHT] SECURITY AGREEMENT, dated as of [●] (this “Agreement”), among [●] ([each a] [the] “Grantor”) and U.S. Bank Trust Company, National Association (“U.S. Bank”) in its capacity as collateral agent for the Secured Notes Secured Parties as defined in the Indenture referred to below (in such capacity, the “Notes Collateral Agent”). WHEREAS, reference is made to that certain (a) Indenture dated as of March 8, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among New Fortress Energy Inc., a Delaware corporation (the “Issuer”), the subsidiary guarantors from time to time parties thereto and U.S. Bank, in its capacities as trustee and Notes Collateral Agent and (b) the Pledge and Security Agreement, dated as of March 8, 2024 (the “Security Agreement”), by and among the Issuer, the Subsidiary Parties from time to time party thereto, the Additional Parties from time to time party thereto and the Notes Collateral Agent; WHEREAS, the Secured Notes Secured Parties have agreed to extend credit to the Issuer subject to the terms and conditions set forth in the Indenture; and WHEREAS, [each] [the] Grantor is willing to execute and deliver this Agreement as consideration for such extensions of credit. NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Security Agreement or the Indenture, as applicable. SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Notes Obligations, [each] [the] Grantor hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Notes Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any [Patents][Trademarks][Copyrights and exclusive Copyright Licenses] now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Collateral”). SECTION 3. Security Agreement. The Security Interest granted to the Notes Collateral Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Notes Collateral Agent pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Notes Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Security Agreement, the terms of the Security Agreement shall govern. 1 Note: A separate Intellectual Property Security Agreement must be drafted for each of any Patents, Trademarks, or Copyrights/exclusive Copyright Licenses.

B-2 1246224.03A-CHISR02A - MSW SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. SECTION 5. CHOICE OF LAW. THIS SECURITY AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 6. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6. SECTION 7. INTERCREDITOR AGREEMENTS GOVERN. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE PRIORITY OF THE LIENS AND SECURITY INTERESTS GRANTED TO THE NOTES COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED NOTES SECURED PARTIES PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT WITH RESPECT TO ANY COLLATERAL HEREUNDER ARE SUBJECT TO THE PROVISIONS OF ANY INTERCREDITOR AGREEMENTS. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF ANY INTERCREDITOR AGREEMENT (INCLUDING THE EQUAL PRIORITY INTERCREDITOR AGREEMENT) AND THIS SECURITY AGREEMENT WITH RESPECT TO THE PRIORITY OF SUCH LIENS AND SECURITY INTERESTS GRANTED HEREUNDER AND THE EXERCISE OF ANY RIGHTS OR REMEDIES WITH RESPECT TO THE COLLATERAL, THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL. [Signature Pages Follow]

B-3 1246224.03A-CHISR02A - MSW IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written. [●], as Grantor By: Name: Title:

B-1 1246224.03A-CHISR02A - MSW U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Notes Collateral Agent By: Name: Title:

B-1 1246224.03A-CHISR02A - MSW SCHEDULE I